FIRST AMENDMENT, dated as of April 19, 2006 (this “Amendment”), to the $400,000,000 FIVE-YEAR REVOLVING CREDIT AGREEMENT, dated as of April 14, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among THE READER’S DIGEST ASSOCIATION, INC., a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES party thereto (the “Borrowing Subsidiaries”), the LENDERS party thereto, JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, THE ROYAL BANK OF SCOTLAND PLC, as syndication agent, and COMMERZBANK AG, NEW YORK BRANCH, HSBC BANK USA, NATIONAL ASSOCIATION, and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-documentation agents.

WITNESSETH:

WHEREAS, the Lenders under the Revolving Credit Agreement have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Company has requested that the Required Lenders amend certain provisions of the Revolving Credit Agreement and the Lenders under the Revolving Credit Agreement whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Revolving Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Revolving Credit Agreement.

SECTION 2.   Amendment of Section 1.01. (a) The pricing table in the definition of “Applicable Rate” in Section 1.01 of the Revolving Credit Agreement is hereby amended in its entirety to read as follows:

Pricing Table

Consolidated Leverage Ratio	Eurodollar Spread	ABR Spread	Commitment Fees
Level 1 ≥3.25	1.75%	0.75%	0.500%
Level 2 ≥3.0 and <3.25	1.50%	0.50%	0.375%
Level 3 ≥2.5 and <3.0	1.25%	0.25%	0.250%
Level 4 ≥2.0 and <2.5	1.00%	0.00%	0.200%
Level 5 ≥1.5 and <2.0	0.75%	0.00%	0.175%
Level 6 <1.5	0.50%	0.00%	0.150%

(b)  The last sentence of the definition of “Commitment” is hereby amended to read as follows:

“The initial aggregate amount of the Lenders’ Commitments is $500,000,000.”

(c)  The following sentence is hereby inserted at the end of the definition of “Consolidated EBITDA” in Section 1.01 of the Revolving Credit Agreement:

“Solely for purposes of determining compliance with the covenants set forth in Sections 6.08 and 6.09, but not for purposes of the definition of Applicable Rate, if any Person shall have been acquired or divested by the Company or any Subsidiary or if the Company or any Subsidiary shall have merged with any Person during such period, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition, divestiture or merger had occurred at the beginning of such period.”

SECTION 3.   Amendment of Section 1.04. The following sentence is hereby inserted at the end of Section 1.04 of the Revolving Credit Agreement:

“All computations required to be made hereunder on a pro forma basis giving effect to any acquisition, divestiture, merger or similar event shall reflect on a pro forma basis such event and, to the extent applicable and permitted under Article 11 of Regulation S-X promulgated under the Securities Act of 1933, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness and any projected synergies, cost savings and other adjustments or similar benefits expected to be realized as a result of such event.”

SECTION 4.   Amendment of Section 2.13(a). Section 2.13(a) of the Revolving Credit Agreement is hereby amended by deleting “$200,000,000” and inserting in its place “$100,000,000.”

SECTION 5.   Amendment of Section 6.09. Section 6.09 of the Revolving Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 6.09. Consolidated Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.50 to 1.00; provided, however, that the Consolidated Leverage Ratio as of the last day of the fiscal quarter ending on September 30, 2006 will not be greater than 3.75 to 1.00.”

SECTION 6.   Increase in Commitments. (a) Schedule 2.01 attached to the Revolving Credit Agreement is hereby deleted and replaced with Schedule 2.01 attached hereto.

(b)   On the Amendment Effective Date, (i) the aggregate principal amount of the Loans (the “Initial Loans”) outstanding immediately prior to giving effect to the Amendment of Schedule 2.01 provided for herein (the “Schedule 2.01 Amendment”) shall be deemed to be paid, (ii) each Lender under the Revolving Credit Agreement that increases its Commitment pursuant to the Schedule 2.01 Amendment (each, an “Increasing Lender”) shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Increasing Lender’s Applicable Percentage (calculated after giving effect to the Schedule 2.01 Amendment), multiplied by (2) the amount of the Subsequent Borrowings (as defined below) and (B) the product of (1) such Increasing Lender’s Applicable Percentage (calculated without giving effect to the Schedule 2.01 Amendment), multiplied by (2) the amount of the Initial Loans, (iii) each Lender that shall not have been a Lender prior to the Schedule 2.01 Amendment (each, a “New Lender”) shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such New Lender’s Applicable Percentage (calculated after giving effect to the Schedule 2.01 Amendment) multiplied by (2) the amount of the Subsequent Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender that does not increase its Commitment pursuant to the Schedule 2.01 Amendment (each, a “Non-Increasing Lender”) the portion of such funds that is equal to the excess of (A) the product of (1) such Non-Increasing Lender’s Applicable Percentage (calculated without giving effect to the Schedule 2.01 Amendment) multiplied by (2) the amount of the Initial Loans, over (B) the product of (1) such Non-Increasing Lender’s Applicable Percentage (calculated after giving effect to the Schedule 2.01 Amendment) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Schedule 2.01 Amendment, the applicable Borrowers shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03 of the Revolving Credit Agreement, (vi) each Non-Increasing Lender, each Increasing Lender and each New Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Schedule 2.01 Amendment) and (vii) the applicable Borrowers shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.17 of the Revolving Credit Agreement if the Amendment Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

SECTION 7.   Representations, Warranties and Agreements. The Company, as to itself and each of its Subsidiaries, hereby represents and warrants to and agrees with each Lender and the Administrative Agent that:

(a)   The representations and warranties set forth in Article IV of the Revolving Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the Amendment Effective Date and after giving effect to this Amendment, with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)   This Amendment has been duly authorized, executed and delivered by the Company and each Borrowing Subsidiary. Each of this Amendment and the Revolving Credit Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable against the Company and each Borrowing Subsidiary in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

(c)   As of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 8.   Conditions to Effectiveness. This Amendment shall become effective as of the date that the following conditions are satisfied (the “Amendment Effective Date”):

(a)   The Administrative Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Company, the Borrowing Subsidiaries, the New Lenders and Lenders constituting at least the Required Lenders.

(b)   The representations and warranties set forth in Section 7 above shall be true and correct in all material respects on the Amendment Effective Date.

(c)   The Borrowers shall be in compliance with all the terms and provisions set forth herein on their part to be observed or performed, and at the time of and immediately after the Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing.

(d)   The Agents shall have received a certificate, signed by a Financial Officer of the Company, confirming the satisfaction of the conditions set forth in paragraphs (b) and (c) above on and as of the Amendment Effective Date, after giving effect to this Amendment.

(e)   The Agents shall have received a written opinion of Clifford H. R. DuPree, Associate General Counsel of the Company, in form and substance reasonably acceptable to the Administrative Agent.

(f)   The Agents shall have received, on behalf of the Lenders (i) a copy of the certificate or articles of incorporation or other organizational documents, including all amendments thereto, of each of the Loan Parties, certified as of a recent date by the Secretary of State (or other appropriate governmental authority) of the state of its organization; (ii) a certificate as to the good standing or subsistence, to the extent available, of each of the Loan Parties as of a recent date, from the appropriate Secretary of State (or other appropriate governmental authority) or other evidence reasonably satisfactory to the Agents as to the good standing of such Loan Party; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or other organizational documents of such Loan Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other analogous governing body) and, where applicable, the Executive Committee of such Board of Directors of such Loan Party (and, if necessary, resolutions duly adopted by the shareholders or other equity owners of such Loan Party) authorizing the execution, delivery and performance of this Amendment to which such Loan Party is or is to be a party and the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above.

(g)   All fees, interest and other amounts accrued for the accounts of or owing to the Lenders and the Administrative Agent under the Revolving Credit Agreement, whether or not due and payable as of the Amendment Effective Date, and all fees payable in connection with this Amendment shall have been paid or shall simultaneously be paid in full.

(h)   All adjustments required pursuant to Section 6(b) above to ensure that as of the Amendment Effective Date each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Applicable Percentage of the aggregate Revolving Credit Exposures (in each case calculated after giving effect to the Schedule 2.01 Amendment) shall have been made.

Notwithstanding the foregoing, this Amendment shall not become effective and the amendments and transactions provided for herein shall not occur unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02 of the Revolving Credit Agreement) at or prior to 5:00 p.m., New York City time, on April 28, 2006 (and, in the event such conditions are not so satisfied or waived, the obligations of the Lenders to complete the transactions provided for herein shall terminate at such time). The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 9.   Revolving Credit Agreement; New Lenders. (a) Except as specifically stated herein, the Revolving Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms “Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Revolving Credit Agreement as modified hereby.

(b)   For the avoidance of doubt, by signing this Amendment each party hereto agrees that the new Lenders will become Lenders under the Revolving Credit Agreement with Commitments as set forth in Schedule 2.01 attached hereto.

SECTION 10.   Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.   Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12.   Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the date first above written.

THE READER’S DIGEST ASSOCIATION, INC.,
by:

Name: Title:

BOOKS ARE FUN, LTD.,
by:

Name: Title:

QSP, INC.,
by:

Name: Title:

REIMAN MEDIA GROUP, INC.,
by:

Name: Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Collateral Agent,
by:

Name: Title:

[[NYCORP:2591717v9:4438D:04/17/06--02:41 p]]

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To approve the First Amendment to the Revolving Credit Agreement:

Name of Institution:

by:

Name: Title:

STATUS (check which is applicable)

New Lender (if not a Lender under the existing Revolving Credit Agreement)

Existing Lender (if a current Lender under the existing Revolving Credit Agreement)

[[NYCORP:2591717v9:4438D:04/17/06--02:41 p]]

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Schedule 2.01

COMMITMENTS

Lender	Existing Commitment	Increase/ New Commitment	Final Commitment
JPMorgan Chase Bank, N.A.	$50,000,000	$15,000,000	$65,000,000
The Royal Bank of Scotland plc	$72,500,000	$2,500,000	$75,000,000
Commerzbank Aktiengesellschaft	$50,000,000	$12,500,000	$62,500,000
Wachovia Bank, N.A.	$50,000,000	$12,500,000	$62,500,000
HSBC Bank USA National Association	$35,000,000	$15,000,000	$50,000,000
National Australia Bank Limited	$25,000,000	$10,000,000	$35,000,000
The Northern Trust Company	$25,000,000	$10,000,000	$35,000,000
Bank of America, N.A.	$25,000,000	$5,000,000	$30,000,000
ABN AMRO Bank, N.V.	$25,000,000	--	$25,000,000
Goldman Sachs Credit Partners, L.P.	$12,500,000	$7,500,000	$20,000,000
Mizuho Corporate Bank, Ltd.	$20,000,000	--	$20,000,000
Toronto Dominion (Texas) LLC	--	$10,000,000	$10,000,000
Citibank FSB	$5,000,000	--	$5,000,000
Loan Funding XIII LLC	$5,000,000	--	$5,000,000

Total:	$400,000,000	$100,000,000	$500,000,000